                                                                   EXHIBIT 99.19

      INDEPENDENT ACCOUNTANTS' REPORT ON APPLYING AGREED-UPON PROCEDURES



First USA Bank
Three Christina Centre
201 North Walnut Street
Wilmington, Delaware 19801

and

Bank of New York (Delaware)
  as Trustee for the various Certificateholders and Enhancement Providers of First USA Credit Card Master Trust
c/o The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286

We have performed certain agreed-upon procedures, as described below, which were agreed to by the Bank of New York (Delaware) (the "Trustee") and management of First USA Bank (the "Servicer"), solely to assist the users in evaluating management's assertion about the Servicer's compliance with Section
3.06 (b) of the Pooling and Servicing Agreement (the "Agreement"), dated September 1, 1992, between First USA Bank and the Bank of New York (Delaware) (specific applicable Pooling and Servicing Agreement Supplements (the "Supplements") and related compliance periods are identified in Attachment 1). This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

Capitalized terms used but not defined herein shall have the meaning given to them in the Agreement.

In the course of this engagement, the Servicer provided the following documents relating to the issuance of the Certificates:

* Pooling and Servicing Agreement for the First USA Credit Card Master Trust dated September 1, 1992.

* Monthly certificates related to the Agreement and Supplements identified in Attachment 1 which were forwarded by the Servicer to the Trustee during the period July 1995 through June 1996 (the "Monthly Certificates").

* Computer reports from the Servicer's system for the period July 1995 through June 1996 related to the Supplements identified in Attachment 1 which were used by the Servicer to prepare the Monthly Certificates.

For each of the twelve Monthly Certificates forwarded by the Servicer to the Trustee during the period July 1995 through June 1996, we compared the mathematical calculations of each amount set forth with the Servicer's computer reports which were the source of such amount and noted that all such amounts were in agreement, except for the following:

1. The Monthly Certificate for October 1995 contained a difference in Item 9 - "The aggregate amount of funds on deposit in the Principal Account with respect to Collections processed as of the end of the last day of the preceding Monthly Period." Per the Monthly Certificate, the amount related to Series 1992-1 is $4,351,880. Per the Servicer's computer reports, the amount should be $25,666,667.

2. The Monthly Certificate for January 1996 contained a difference in Item 6 - "The aggregate amount of the Investor Percentage of Principal Receivables processed and allocated by the Servicer pursuant to Section 4.03 during the preceding Monthly Period." Per the Monthly Certificate, the amount related to Series 1994-4 Class A is $73,546,974. Per the Servicer's computer reports, the amount should be $68,557,644.

3. The Monthly Certificate for June 1996 contained a difference in Item 6 - "The aggregate amount of the Investor Percentage of Principal Receivables processed and allocated by the Servicer pursuant to Section 4.03 during the preceding Monthly Period." Per the Monthly Certificate, the amount related to Series 1995-2 Class A is $64,667,696; the amount related to Class B is $5,539,199; and the amount related to Class CIA is $8,938,563. Per the Servicer's computer reports, the amount related to Class A should be $65,693,267; the amount related to Class B should be $5,139,344; and the amount related to Class CIA should be $8,312,848.

4. The Monthly Certificate for June 1996 contained a difference on Page 10 - "Default Amt During Period." Per the Monthly Certificate, the Total amount shown is $57,648,321. The actual total of all the Series listed in this section is $62,568,061.


We were not engaged to, and did not, perform an audit, the objective of which would be the expression of an opinion on the specified elements, accounts, or items. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the specified users above and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record as a result of being included as an exhibit to the annual report on Form 10-K prepared by the Servicer and filed with the Securities and Exchange Commission on behalf of First USA Credit Card Master Trust, and its distribution is not limited.



                                 /s/   Ernst & Young LLP


July 17, 1996

                                  ATTACHMENT 1

                                                  SUPPLEMENT     COMPLIANCE
       TRUST SERIES                 TRUSTEE          DATE          PERIOD
First USA Credit Card           The Bank of New      9/1/92    7/1/95 - 6/30/96
 Master Trust Series 1992-1     York (Delaware)
First USA Credit Card           The Bank of New      5/1/93    7/1/95 - 6/30/96
 Master Trust Series 1993-1     York (Delaware)
First USA Credit Card           The Bank of New     10/1/93    7/1/95 - 6/30/96
 Master Trust Series 1993-2     York (Delaware)
First USA Credit Card           The Bank of New     10/1/93    7/1/95 - 6/30/96
 Master Trust Series 1993-3     York (Delaware)
First USA Credit Card           The Bank of New      4/5/94    7/1/95 - 6/30/96
 Master Trust Series 1994-1     York (Delaware)
First USA Credit Card           The Bank of New     4/14/94    7/1/95 - 6/30/96
 Master Trust Series 1994-2     York (Delaware)
First USA Credit Card           The Bank of New      6/1/94    7/1/95 - 6/30/96
 Master Trust Series 1994-3     York (Delaware)
First USA Credit Card           The Bank of New      6/1/94    7/1/95 - 6/30/96
 Master Trust Series 1994-4     York (Delaware)
First USA Credit Card           The Bank of New     7/30/94    7/1/95 - 6/30/96
 Master Trust Series 1994-5     York (Delaware)
First USA Credit Card           The Bank of New     7/30/94    7/1/95 - 6/30/96
 Master Trust Series 1994-6     York (Delaware)
First USA Credit Card           The Bank of New     11/8/94    7/1/95 - 6/30/96
 Master Trust Series 1994-7     York (Delaware)
First USA Credit Card           The Bank of New     11/8/94    7/1/95 - 6/30/96
 Master Trust Series 1994-8     York (Delaware)
First USA Credit Card           The Bank of New      3/1/95    7/1/95 - 6/30/96
 Master Trust Series 1995-1     York (Delaware)
First USA Credit Card           The Bank of New      3/1/95    7/1/95 - 6/30/96
 Master Trust Series 1995-2     York (Delaware)
First USA Credit Card           The Bank of New     5/16/95    7/1/95 - 6/30/96
 Master Trust Series 1995-3     York (Delaware)
First USA Credit Card           The Bank of New     9/14/95   9/14/95 - 6/30/96
 Master Trust Series 1995-4     York (Delaware)
First USA Credit Card           The Bank of New     9/14/95   9/14/95 - 6/30/96
 Master Trust Series 1995-5     York (Delaware)
First USA Credit Card           The Bank of New     12/7/95   12/7/95 - 6/30/96
 Master Trust Series 1995-6     York (Delaware)
First USA Credit Card           The Bank of New      3/6/96    3/6/96 - 6/30/96
 Master Trust Series 1996-1     York (Delaware)
First USA Credit Card           The Bank of New      5/2/96    5/2/96 - 6/30/96
 Master Trust Series            York (Delaware)
 1996-E1
First USA Credit Card           The Bank of New      6/4/96    6/4/96 - 6/30/96
 Master Trust Series 1996-2     York (Delaware)
First USA Credit Card           The Bank of New      6/6/96    6/6/96 - 6/30/96
 Master Trust Series            York (Delaware)
 1996-3
